Exhibit 99.2

ColdSpark, Inc.

Financial Statements

Years ended December 31, 2008 and December 31, 2007 (restated)

ColdSpark, Inc.

Contents
Independent Auditors’ Reports	2-3

Financial Statements	4

Balance Sheets	4

Statements of Operations	5

Statements of Changes in Stockholders’ Equity (Deficit)	6

Statements of Cash Flows	7

Notes to Financial Statements	8-16

Independent Auditors’ Report

To the Board of Directors and Stockholders of

ColdSpark, Inc.

Broomfield, Colorado

We have audited the accompanying balance sheet of ColdSpark, Inc. as of December 31, 2008, and the related statements of operations, changes in stockholders’deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. For the year ended December 31, 2008, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit for the year ended December 31, 2008, included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ColdSpark, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss of approximately $4,600,000 during 2008 and had a working capital deficit of approximately $4,100,000 at December 31, 2008. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

April 30, 2009

Gordon, Hughes & Banks, LLP

CPAs & BUSINESS ADVISORS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

ColdSpark, Inc.

Denver, Colorado

We have audited the accompanying balance sheet of ColdSpark, Inc. as of December 31, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, certain errors resulting in the overstatement of net revenue for the year ended December 31, 2006 and a corresponding understatement of net revenue for the year ended December 31, 2007, were discovered by management of the Company in 2009.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ColdSpark, Inc. at December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon, Hughes & Banks, LLP

Golden, Colorado

June 20, 2008, except for Notes 1, 2j,

7 and 10 for which the date is April 28, 2009

ColdSpark, Inc.

Balance Sheets

December 31,

	2008	2007
		(restated, see Note 1)
Assets
Current assets
Cash and cash equivalents	$408,006	$340,140
Restricted cash	50,854	103,068
Accounts receivable	87,758	353,602
Prepaid Expenses	10,462	56,250

Total current assets	557,080	853,060

Property and equipment, net of accumulated depreciation of $204,026 and $109,834, respectively	209,949	186,120
Deposit	12,052	12,052

Total assets	$779,081	$1,051,232

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable	$60,172	$82,783
Accrued expenses	566,066	246,467
Deferred Revenue	1,220,834	173,069
Other current liabilities	298,031	—
Notes payable	2,500,000	—

Total current liabilities	4,645,103	502,319

Long-term liabilities	33,887	—

Total liabilities	4,678,990	502,319

Stockholders’ equity (deficit)
Series A preferred stock, $0.0001 par value, 7,500,000 shares authorized, 7,264,948 shares issued and outstanding, at liquidation value	6,405,718	6,405,718
Common stock, $.0001 par value, 30,000,000 shares authorized, 15,630,525 shares issued and outstanding	1,563	1,563
Additional paid-in capital	539,251	350,857
Accumulated deficit	(10,846,441)	(6,209,225)

Total stockholders’ equity (deficit)	(3,899,909)	548,913

Total liabilities and stockholders’ equity (deficit)	$779,081	$1,051,232

The accompanying notes are an integral part of these financial statements.

ColdSpark, Inc.

Statements of Operations

For the years ended December 31,

	2008	2007
		(restated, see Note 1)
Net revenues:
Software license revenue	$675,379	$838,364
Service and support revenue	749,149	1,624,975

Total revenues	1,424,528	2,463,339

Operating expenses:
Sales and marketing	1,176,655	348,263
General and administrative	4,715,896	5,350,543

Total operating expenses	5,892,551	5,698,806

Loss from operations	(4,468,023)	(3,235,467)

Other income/(expense):
Interest income	11,960	105,034
Interest expense	(181,153)	—

Total other income/(expense)	(169,193)	105,034

Net loss	$(4,637,216)	$(3,130,433)

The accompanying notes are an integral part of these financial statements.

ColdSpark, Inc.

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2007 and 2008

			Stockholders’ equity (deficit)
	Series A Preferred		Common stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount	Shares	Amount
Balances January 1, 2007 - as restated (see Note 1)	7,264,948	$6,405,718	15,630,525	$1,563	$277,254	$(3,078,792)	$3,605,743
Stock-based compensation					73,603		73,603
Net (loss) for the year - as restated (see Note 1)						(3,130,433)	(3,130,433)

Balances, December 31, 2007	7,264,948	6,405,718	15,630,525	1,563	350,857	(6,209,225)	548,913
Stock-based compensation					188,394		188,394
Net (loss) for the year						(4,637,216)	(4,637,216)

Balances, December 31, 2008	7,264,948	$6,405,718	15,630,525	$1,563	$539,251	$(10,846,441)	$(3,899,909)

The accompanying notes are an integral part of these financial statements.

ColdSpark, Inc.

Statements of Cash Flows

For the years ended December 31,

	2008	2007
		(restated, see Note 1)
Cash flows from operating activities:
Net loss	$(4,637,216)	$(3,130,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	94,192	68,017
Stock-based compensation	188,394	73,603
Changes in operating assets and liabilities:
Accounts receivable	265,844	392,586
Prepaid expenses and other current assets	45,788	(43,361)
Deposit	—	(4,017)
Accounts payable	(22,611)	(66,633)
Accrued expenses	319,599	—
Deferred revenue	1,047,765	(37,119)
Other current liabilities	251,500	—

Net cash used in operating activities	(2,446,745)	(2,747,357)

Cash flows from investing activities:
Decrease (increase) in restricted cash	52,214	(868)
Purchase of property and equipment	(37,076)	(4,992)

Net cash provided by (used in) investing activities	15,138	(5,860)

Cash flows from financing activities:
Notes payable	2,500,000	—
Net increase in line of credit	44,461	—
Principal payments on capitalized lease obligations	(44,988)	—

Net cash provided by financing activities	2,499,473	—

Net (decrease) increase in cash and cash equivalents	67,866	(2,753,217)

Cash and cash equivalents, beginning of year	340,140	3,093,357

Cash and cash equivalents, end of year	$408,006	$340,140

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital expenditures funded by capital leases	$80,945	$—

The accompanying notes are an integral part of these financial statements.

ColdSpark, Inc.

Notes to the Financial Statements

December 31, 2008 and 2007

NOTE 1 – Nature of Business

ColdSpark, Inc. (“the Company”) was organized in the State of Delaware on January 27, 2006. On March 17, 2006, ColdSpark, LLC, a Colorado limited liability company founded in 2001, merged with and into ColdSpark, Inc. The Company has created the next generation of enterprise e-mail infrastructure through its SparkEngine Mail Transport Platform, a new email infrastructure that is an enterprise solution capable of supporting the next generation of global messaging networks and the evolving requirements of the world’s largest enterprises using email for mission-critical business operations. The Company generates its revenues through the sale of product licenses, professional services and support fees.

Prior Period Adjustment

The Company determined that revenue recognized in 2006 should have been recognized in 2007 as it did not meet all of the revenue recognition criteria in 2006. This resulted in an understatement of 2007 revenue of approximately $838,000.

As a result of these errors, the Company’s previously issued statement of operations for the year ending December 31, 2007, has been restated. There is no effect on the balance sheet as of December 31, 2007. The effects of these corrections on the statement of operations for the year ending December 31, 2007 are shown in the table below:

	Previously reported	Adjustment	As restated
Software license revenue	$—	$838,364	$838,364
Total revenue	$1,624,975	$838,364	$2,463,339
Net loss	$(3,968,797)	$838,364	$(3,130,433)

Going Concern

The Company incurred net losses of $4,637,216 and $3,130,433 for the years ended December 31, 2008 and 2007, respectively, and has an accumulated deficit of approximately $10.8 million as of December 31, 2008. The Company had a working capital deficit of approximately $4,100,000 as of December 31, 2008.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business. In addition, these financial statements do not include any adjustments to the specific amounts and classifications of assets and liabilities, which might be necessary should the Company be unable to continue as a going concern.

Based on its current operating plan, the Company’s existing working capital may not be sufficient to meet the cash requirements to fund its planned operating expenses, capital expenditures, and working capital requirements through December 31, 2009 without additional sources of cash and/or the deferral, reduction or elimination of planned expenditures. The Company may need to raise significant additional funds to continue its operations. In the absence of positive cash flows from operations, the Company may be dependent on its ability to secure additional funding through the issuance of debt or equity instruments. If adequate funds are not available, the Company may be forced to significantly curtail its operations or to obtain funds through entering into additional collaborative agreements or other arrangements that may be on unfavorable terms. The Company is taking expense reduction measures to conserve cash and is exploring the possibility of being acquired.

ColdSpark, Inc.

Notes to the Financial Statements

December 31, 2008 and 2007

Management’s plans include the following:

•	Restructuring and consolidating its debt position.

•

Improving the Company’s financial performance through increased efforts in sales generation, entering into new markets, cost and headcount reduction, office consolidation and restructuring of administrative overhead.

•	Exploring the potential for being acquired.

NOTE 2 – Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the estimated fair value of the Company’s Preferred Series A stock and common stock.

(c) Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with original maturity dates of three months or less to be cash equivalents.

(d) Restricted Cash

Restricted cash consists of a certificate of deposit held with a financial institution as a deposit for the use of a Company credit card.

(e) Concentration of Credit Risk

The Company has no significant off-balance sheet concentrations of credit risk. At December 31, 2008, and other times during this fiscal year, the Company’s deposits with financial institutions exceed the Federal Deposit Insurance Corporation’s limits, however, management considers the risk of related loss to be minimal. The Company’s cash equivalents are invested in financial institutions which the Company believes to be creditworthy and any potential risk of loss to be minimal.

(f) Accounts Receivable

Accounts receivable consists primarily of amounts billed to customers for license and support fees. The Company makes its best estimate of the amounts of probable credit losses in the Company’s existing accounts receivable and provides for such loss as an allowance for doubtful accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Amounts charged off as uncollectible have been minimal in prior years. At December 31, 2008 and 2007, the Company determined that all of its accounts receivable were collectible and no allowance for doubtful accounts was recorded.

(g) Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is provided for using the straight-line method over the estimated useful lives of the respective assets or lease terms, generally 3-5 years. Maintenance and repairs are expensed as incurred. Major additions, replacements and improvements are capitalized.

(h) Impairment of Long-Lived Assets

An impairment loss is recorded for assets to be held and used when the carrying amount of a long-lived asset is not recoverable from future estimated cash flows and exceeds its fair value. The Company did not record an impairment loss in 2008 or 2007.

(i) Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 157, Fair Value Measurements, as of January 1, 2008, which did not have a material impact on its financial statements.

SFAS No. 107 requires disclosures about the fair value for all financial instruments, whether or not recognized, for financial statement purposes. Disclosures regarding the fair value of financial instruments are based upon pertinent information available to management as of December 31, 2008 and 2007. Accordingly, the estimates presented in these statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

Management has estimated the fair values of cash, accounts receivable, accounts payable, accrued expenses and notes payable to be approximately their respective carrying values reported in these financial statements because of their short maturities.

(j) Income Taxes

The current provision for income taxes, if any, represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, and for operating losses and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The Company’s net deferred tax asset has been offset in full by a valuation allowance of $3,780,000 and $2,189,000 at December 31, 2008 and 2007, respectively, because management did not believe it is more likely than not that the net deferred tax assets would be realized. (see Note 7). The change in valuation allowance during 2008 and 2007 was $1,591,000 and $1,114,000, respectively.

(k) Revenue Recognition

Revenues are generated primarily from the sale of software licenses to enterprise users operating locally, nationally and worldwide. Such licenses are for an indefinite period, thus related revenues are recognized when all of the following criteria have been met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred via acceptance of the software by the customer, (3) the sales price is fixed and determinable and (4) collection is probable. Transactions not meeting these criteria are recorded as deferred revenue until all criteria have been met. The Company determines the fair value of each element in the arrangement based on vendor-specific objective evidence (“VSOE”) of fair value.

The Company also supplies various support services such as engineering, implementation, installation and testing and maintenance services. Revenues related to these services are recognized upon completion of the related projects or ratably over the term of the agreement. Billings made or payments received in advance of delivery are deferred until the period in which the services are provided.

(l) Stock-based Compensation

The Company accounts for its employee stock option plans and other employee stock-based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, Accounting for Stock-Based Compensation (SFAS 123R). Under SFAS 123R, all share-based payments to employees, including grants of employee stock options, are required to be recognized in the accompanying Statement of Operations based on their fair values calculated using an option pricing model. The Company uses the Black-Scholes option-pricing model for determination of the fair value of all outstanding options. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Although the fair value of employee stock options is determined in accordance with SFAS 123R using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

The weighted average fair value of the options granted during 2008 of $0.22 was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: fair market value of the common stock of $0.22, expected volatility of 200%, expected term of 6.5 years, risk-free interest rates of 3.24% and 1.51%, and expected dividend yield of 0%.

(m) Recent Accounting Pronouncements

In June 2006 the Financial Accounting Standards Board (“FASB”) released FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. Additionally, FIN No. 48 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

In December 2008 the FASB issued FASB Staff Position (“FSP”) FIN No. 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Entities, which defers the adoption of the provisions of FIN No. 48 for the Company until fiscal 2009. As such, management has not determined the impact of FIN No. 48 on the Company’s financial statements.

In September 2006 the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.

In February 2008 the FASB issued FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, which amends SFAS No. 157, Fair Value Measurements, to delay the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (that is, at least annually). For items within its scope, FSP No. FAS 157-2 defers the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of the FSP. The adoption of SFAS No. 157, as it relates to financial assets and liabilities of the Company, did not have a material impact on the Company’s financial statements.

In February 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits all entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The adoption of SFAS No. 159 did not have a material impact on the Company’s financial statements due to the Company not designating financial assets or liabilities to be measured at fair value.

In December 2007 the FASB issued SFAS No. 141 (revised 2007), Business Combinations. SFAS No. 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS No. 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. Additionally, in April of 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 141R-1 Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS No. 141R. FSP SFAS No. 141R-1 deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency (provided the fair value on the date of acquisition of the related asset or liability can be determined). Both SFAS No. 141R and FSP SFAS No. 141R-1 are effective for fiscal years beginning after December 15, 2008. Management does not expect SFAS No. 141R and FSP SFAS No. 141R-1 to have a material impact on the Company’s financial statements.

In April 2008, the FASB issued FSP SFAS No. 142-3 Determination of the Useful Life of Intangible Assets. This staff position paper amends factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB SFAS No. 142, Goodwill and Other Intangible Assets. This FSP will be effective for fiscal years beginning on or after December 15, 2008, and early adoption is prohibited. The Company is evaluating the impact that the adoption of FSP SFAS No. 142-3 will have on the financial statements.

In May 2008, FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS No. 162 is effective 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, the meaning of “Present Fairly in Conformity with GAAP”. The Company is in the process of evaluating the impact, if any, of SFAS 162 on its financial statements.

NOTE 3 – Property and Equipment

Property and Equipment at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Computers, software and equipment	$301,930	$188,848
Office furniture and equipment	59,954	59,955
Leasehold improvements	52,091	47,151

	413,975	295,954
Less: accumulated depreciation and amortization	(204,026)	(109,834)

	$209,949	$186,120

The Company recorded depreciation and amortization expense related to these assets of $94,193 and $68,017 for the years ended December 31, 2008 and 2007, respectively.

NOTE 4 – Convertible Notes Payable

During 2008, the Company issued convertible notes payable to the preferred shareholder for total proceeds of $2,500,000. The notes accrue interest at 10%, compounded annually. The notes had original maturity dates ranging from January 2009 to November 2009. Subsequent to year-end, the maturity dates of the notes due before May 2009 were extended to May 21, 2009. The notes are unsecured and are convertible into preferred stock, if the Company enters into a qualified financing, as defined in the agreements. The conversion price is either the price paid per share for equity securities in the next equity financing or the Series A purchase price of $0.894707. In the event of a corporate transaction or initial public offering, the lender may elect to receive cash equal to two times the amount of outstanding principal and interest, or be converted into shares.

NOTE 5 – Stockholders’ Equity (Deficit)

The Company is authorized to issue up to 7,500,000 shares of Series A Preferred Stock, par value $0.0001, on such terms and for such consideration as the board of directors may deem appropriate. All of these authorized shares are designated as “Series A Preferred Stock”.

In March 2006, the Company raised $6,500,000 less offering expenses of $94,282 through the issuance of 7,264,948 Series A Preferred Stock.

The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the applicable dividend rate of $0.071576 per annum for each share of Series A Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

In the event of any liquidation event, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such liquidation event to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of the original issue price ($0.894707) for such series of Series A Preferred Stock, plus declared but unpaid dividends on such shares.

At any time after March 21, 2011 but within 90 days after the receipt by the Company of a written request from the holders of not less than a majority of the then outstanding Series A Preferred Stock that all of the then outstanding shares be redeemed, the Company shall redeem in two annual installments the then outstanding shares of Preferred Stock by paying in cash a sum per share equal to the applicable original issue price.

Each share of Series A Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price of the Series A Preferred Stock by the conversion price (original issue price), which is subject to adjustment.

The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of common stock into which such Series A Preferred Stock could then be converted. The holders of the Series A Preferred Stock are entitled to elect one director of the Company at any election of directors, and the holders of Preferred Series A stock and common stock are entitled to elect any remaining directors of the Company.

The Company is authorized to issue up to 30,000,000 shares of common stock, par value $0.0001. In March 2006, the Company converted 15,630,525 member units to 15,630,525 shares of the Company’s common stock, upon conversion of the Company from a partnership to a corporation. The holders of outstanding common stock are entitled to elect two directors of the Company at any election of directors. The Company has reserved 4,487,843 shares of common stock for issuance upon exercise of awards granted under the Company’s 2006 Stock Plan (see Note 6).

NOTE 6 – Stock Plan

The Company has adopted the ColdSpark, Inc. 2006 Stock Plan (the “Plan”) under which employees, non-employee directors and consultants providing services to the Company may be offered the opportunity to acquire an equity interest in the Company. The Company has reserved 4,487,843 shares of common stock for issuance under the Plan. In 2008, the Company’s Board of Directors approved a modification to lower the exercise price of all outstanding and future stock option grants from $0.625 per share to $0.21 per share. No other terms of these options were modified. This change resulted in additional compensation expense of $15,737 in 2008.

A summary of stock option activity under the Plan is set forth below:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding, January 1, 2007	1,510,431
Granted	89,250	$0.21
Exercised	—	—
Cancelled	594,205	$0.21

Outstanding, December 31, 2007	1,005,476	$0.21	8.38	$—
Granted	3,140,372	$0.21
Exercised	—	—
Cancelled	195,750	$0.21

Outstanding, December 31, 2008	3,950,098	$0.21	8.92	$39,501

The following table summarizes information concerning outstanding and exercisable options at December 31, 2008:

OPTIONS EXERCISABLE

Options	Weighted-Average Remaining Contractual Life (years)	Weighted-Average Exercise Price	Aggregate Intrinsic Value
1,363,604	8.39	$0.21	$13,777

During the years ended December 31, 2008 and December 31, 2007, the Company had stock-based compensation expense of $188,394 and $73,603, respectively, which is recorded under operating expenses in the accompanying statements of operations. As of December 31, 2008, the Company had granted options for 2,586,494 shares of the Company’s common stock that are unvested that will result in $569,029 of compensation expense in future years if fully vested.

NOTE 7 – Income Taxes

The Company did not record any provision for federal and state income tax for the years ended December 31, 2008 and 2007. A reconciliation of expected income tax expense (benefit) calculated by applying the statutory federal tax rate to actual income tax expense for the year ended December 31, 2008 and 2007 is as follows:

	2008	2007
Income tax provision (benefit) per federal statutory rate of approximately 36%	$(1,577,000)	$(1,064,000)
State income tax provision (benefit), net of federal deduction	(136,000)	(92,000)
Expenses not deductible for taxes	69,000	42,000
Other, net	53,000	—
Change in valuation allowance	1,591,000	1,114,000

	$—	$—

Net deferred tax assets as of December 31, 2008 and 2007 are comprised of the following:

	2008	2007
Net operating loss carry forwards	$3,825,000	$2,230,000
Other	(45,000)	(41,000)

	3,780,000	2,189,000
Less valuation allowance	(3,780,000)	(2,189,000)

Deferred tax asset	$—	$—

The Company has approximately $10,336,000 (federal) and $10,336,000 (state) of net operating loss carry forwards available to offset future federal and state income tax expense, which begin to expire in 2027 for federal and state purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

The Company’s utilization of net operating losses against future taxable income may be subject to limitation as a result of an ownership change as defined by Section 382 of the Internal Revenue Code. The Company has not completed a formal IRC Section 382 study and analysis to determine whether an ownership change has occurred and the amount of any limitation on the use of net operating losses.

NOTE 8 – SIMPLE IRA Plan

The Company has adopted a SIMPLE IRA Plan (the “Plan”) whereby eligible employees may make salary contributions to the Plan. The maximum contribution an employee may defer is limited to $10,500 for calendar year 2008. Under the terms of the Plan, the Company shall match the employees’ elective deferral on a dollar-for-dollar basis of up to 3% and 1% of the employees’ compensation in 2008 and 2007, respectively. All contributions made by the employee and the Company are fully vested. The Company incurred $76,251 and $27,753 in retirement plan contribution expense at December 31, 2008 and 2007, respectively, for matching of employee funds contributed to the Plan.

NOTE 9 – Commitments and Contingencies

The Company leases certain equipment under non-cancelable capital leases, which were included in fixed assets as follows:

2008
Computer equipment	$80,945
Less accumulated depreciation	(22,759)

$58,186

Depreciation expense related to these capitalized lease obligations was $22,759 during 2008.

Future minimum lease payments are as follows:

Year ending December 31,
2009	$35,269
2010	6,883
2011	735

Total minimum lease payments	42,887

Amount representing interest	6,930

Present value of minimum lease payments	$35,957

Current portion	33,835
Long-term portion	$2,122

The Company leases office space and co-location space under non-cancelable operating leases which expire at various dates in 2009 and 2011. The aggregate minimum requirements under these leases as of December 31, 2008 are as follows:

Year ending December 31,
2009	$252,823
2010	229,152
2011	81,631

Total	$563,606

Rent expense for the years ended December 31, 2008 and 2007 was $206,702 and $162,494, respectively.

NOTE 10 – Major Customers and Suppliers

For the year ended December 31, 2008, two customers accounted for 22% and 13% of total revenues, respectively. These two customers account for 28% and 22% of accounts receivable at December 31, 2008, respectively.

For the year ended December 31, 2007, two customers accounted for 33% and 19% of total revenues, respectively. The first customer above accounted for 29% of accounts receivable at December 31, 2007.

NOTE 11 – Subsequent Events

In January 2009, the Company issued an additional note payable to the preferred shareholder for $500,000. The note has the same terms as the notes issued in 2008. Additionally, the maturity dates on some of the notes issued in 2008 were extended subsequent to year-end (see Note 4).